Contact:

Allison Wey

Investor Relations and Corporate Affairs

Par Pharmaceutical Companies, Inc.

(201) 802-4000

PAR PHARMACEUTICAL COMPANIES REPORTS THIRD QUARTER 2010 RESULTS

- Reports GAAP EPS of $0.86; Adjusted Cash EPS of $0.88 -

 - Achieves Record Quarterly Gross Margin of $103 Million –

-  Convertible Debentures Mature, Company Now Debt-free -

- Oravig™ Launches -

Woodcliff Lake, N.J., November 3, 2010 – Par Pharmaceutical Companies, Inc. (NYSE:PRX) today reported results for the third quarter ended September 30, 2010.

For the third quarter ended September 30, 2010, the Company reported total revenues of $234.4 million and income from continuing operations of $30.7 million, or $0.86 per diluted share.  These results included a $2.0 milestone payment to Tris Pharma, Inc., a $2.3 million payment for litigation settlement, a $3.6 million gain on marketable securities, and a $2.0 million manufacturing tax benefit.  After these items, adjusted income from continuing operations (non-GAAP measure) was $29.4 million.  On an adjusted cash basis (non-GAAP measure), which excludes amortization expenses, income from continuing operations was $31.3 million, or $0.88 per diluted share for the third quarter 2010.  This is compared to reported revenues of $294.8 million and income from continuing operations of $26.5 million, or $0.76 per diluted share, for the same period in 2009.  On an adjusted cash basis, income from continuing operations for the third quarter 2009 was $30.2 million, or $0.88 per diluted share.

For the nine months ended September 30, 2010, the Company reported total revenues of $781.8 million and income from continuing operations of $75.1 million, or $2.12 per diluted share. On an adjusted cash basis (non-GAAP measure), which excludes amortization expenses and certain items as detailed in the attached reconciliation, income from continuing operations was $82.7 million, or $2.34 per diluted share.  This compares to reported revenues of $902.8 million and income from continuing operations of $66.8 million, or $1.97 per diluted share, for the same period in 2009.  On an adjusted cash basis, income from continuing operations for the first nine months of 2009 was $77.8 million, or $2.29 per diluted share.

Third Quarter Highlights

Key Product Sales

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Metoprolol:  For the third quarter 2010, net sales of metoprolol succinate were $97.4 million, compared to $119.6 in the second quarter 2010.  The decrease was driven by a decline in volume and price due to competition on all strengths.  Par Pharmaceutical, the Company’s generic drug division, is the authorized generic for all strengths of AstraZeneca’s Toprol® XL.

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Sumatriptan: Net sales of sumatriptan succinate were $18.3 million for the third quarter 2010, compared to $17.5 million for the second quarter 2010.  Par Pharmaceutical remained the exclusive supplier of generic Imitrex® 4mg and 6mg starter kits and 4mg prefilled cartridges and had one competitor in the 6mg prefilled cartridges throughout the third quarter 2010.

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Omeprazole sodium bicarbonate capsules: Net sales were $13.5 million for the third quarter 2010.  Par launched omeprazole sodium bicarbonate capsules on June 27, 2010.   Net sales of $0.6 million were recognized in the second quarter.

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Clonidine:  Net sales for the third quarter 2010 were $7.8 million, compared to $26.3 million for the second quarter.  The decrease was due to a decline in volume and price due to competition and the release of backorders in the second quarter.

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Meclizine: Net sales for the third quarter 2010 were $6.2 million, compared to $9.4 million for the second quarter 2010.  The decrease was driven by a decline in volume and price due to competition that began in the second quarter.

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Tramadol ER:  Net sales for the third quarter 2010 were $5.5 million, compared to $5.7 million for the second quarter.  Par Pharmaceutical remains one of only two suppliers of tramadol ER since its launch in November 2009.

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Other generic products:  For the third quarter 2010, net sales from all other generic products were $61.0 million, compared to $52.9 million for the second quarter.  The increase was driven by additional volume in certain products and increased royalties, principally related to the September launch of diazepam.

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Megace® ES:  Net sales were $16.8 million for the third quarter 2010, compared to $15.5 million for the second quarter.  The increase was primarily driven by wholesaler buying patterns.

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Nascobal®:  Net sales were $4.9 million for the third quarter 2010, compared to $4.4 million for the second quarter.  The increase was due primarily to an increase in prescription volume.

Total net revenues for the third quarter 2010 were $234.4 million compared to $294.8 million for the third quarter 2009.  The decline was principally driven by additional competition in metoprolol, clonidine, and meclizine, which was partially offset by the 2009 product launches of tramadol ER and Nascobal and the 2010 launch of omeprazole sodium bicarbonate capsules.

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Gross margin for the third quarter 2010 increased due primarily to the launch of omeprazole, as well as increases in other generic products.  These gains were partially offset by lower metroprolol, clonidine and meclizine sales and the impact on price resulting from the recently enacted U.S. healthcare reform.

	3Q 2010		3Q 2009
	$	%	$	%
Key Par (Generic) Products (1)	$ 50.0	33.6%	$ 45.4	21.7%

All other Par (Generic)	34.7	56.9%	27.5	45.4%

Total Par (Generic)	$ 84.7	40.4%	$ 72.9	27.1%

Strativa (Branded) Products	$ 18.6	75.2%	$ 19.2	75.7%

Total (All Products)	$ 103.3	44.1%	$ 92.1	31.3%

(1) 2010 is comprised of metoprolol, clonidine, sumatriptan, omeprazole, meclizine and tramadol ER.  2009 does not include tramadol ER or omeprazole as these products were launched subsequent to 3Q 2009.

Research and development (R&D) expenses in the third quarter 2010 were $10.1 million, compared to $6.5 million in the third quarter 2009.  The increase was driven by a $2 million milestone payment, and higher biostudy and material costs.

Selling, general and administrative (SG&A) expenses for the third quarter 2010 increased to $50.3 million, compared to $45.3 million in the third quarter 2009.  This increase reflects expenses associated with pre-commercialization marketing activities related to the third quarter launch of Oravig™ and fourth quarter launch of Zuplenz™, and increased legal costs.

Provision for income taxes for the third quarter 2010 reflected the benefit from higher than previously estimated tax deductions specific to U.S. domestic manufacturing companies.

Cash and cash equivalents and marketable securities aggregate balance as of September 30, 2010, was $219.8 million, which included the repayment of the outstanding balance of the Company’s Senior Subordinated Convertible Notes in the amount of $47.7 million.

In October 2010, the Company secured a revolving credit facility in an aggregate principal amount of up to $75 million with an expansion option of up to an additional $25 million.

Product and Pipeline Update

In August 2010, Strativa Pharmaceuticals launched Oravig™, an anti-fungal therapy to be used for the treatment of oropharyngeal candidiasis. During the initial launch phase of the product, Strativa will recognize revenue and all associated costs of sales as it is prescribed to patients based upon an assessment of multiple inputs, including third party prescription data.  Due to the timing of the launch, net sales recognized in the third quarter of 2010 were negligible.

In October 2010, Strativa Pharmaceuticals launched Zuplenz™ (ondansetron) oral soluble film for the prevention of postoperative, highly and moderately emetogenic cancer chemotherapy-induced nausea and vomiting.  Strativa received FDA approval for Zuplenz in the third quarter of 2010.  Similar to our recognition of Oravig revenues, initial Zuplenz revenues will be recorded on an as-prescribed basis beginning in the fourth quarter of 2010.

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In October 2010, Par Pharmaceutical successfully launched a limited supply of hydrocodone polistirex and chlorpheniramine polistirex (CIII) extended-release (ER) oral suspension, a generic version of UCB’s Tussionex®.  Annual U.S. sales of Tussionex® are approximately $226 million, according to IMS Health data.

In October 2010, Strativa Pharmaceuticals signed an amended and restated license and supply agreement with Swedish Orphan Biovitrum (Sobi) covering the European development and commercialization rights of Nascobal®.  Under the terms of the amended agreement, Sobi will conduct and pay for all development activities to obtain European regulatory approval of Nascobal.  Strativa and Sobi will share in the expense of upgrading Strativa’s manufacturing facility to comply with European regulations.  Subject to regulatory approval, Strativa will supply European-ready product to Sobi, and Sobi will be responsible for commercializing the product in Europe, including all sales and marketing activities.  Strativa will receive double-digit royalty payments based on Sobi’s net sales of Nascobal in Europe.

Par Pharmaceutical currently has approximately 27 ANDAs pending with the FDA, 11 of which Par believes to be first-to-file opportunities with a brand value of approximately $7.3 billion.

Conference Call

The Company has scheduled a conference call for Wednesday, November 3rd at 8:30am EDT to discuss results for the third quarter 2010.  The Company invites investors and the general public to listen to a webcast of the conference call.  Access to the live webcast can be made via the Company’s website at http://www.parpharm.com and will be available for two weeks.

Dial-in Information

Domestic:

866-804-6920

International:

857-350-1666

Passcode:

21985525

A replay of the conference call will be available approximately one hour after the call for two weeks.

Replay Information

Domestic:

888-286-8010

International:

617-801-6888

Passcode:

94668458

Non-GAAP Measures

The Company believes it prepared its condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) and pursuant to accounting requirements of the Securities and Exchange Commission.  In an effort to provide investors with additional information regarding the Company’s results and to provide a meaningful period-over-period comparison of the Company’s financial performance, the Company sometimes uses non-GAAP financial measures as defined by the Securities and Exchange Commission.  The differences between the GAAP and non-GAAP financial measures are reconciled in an attached schedule.  In presenting comparable results, the Company discloses non-GAAP financial measures when it believes such measures will be useful to investors in evaluating the Company’s underlying business performances.  Management uses

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the non-GAAP financial measure “Adjusted Income from Continuing Operations” to evaluate the Company’s financial performance against internal budgets and targets.  In addition, management internally reviews the Company’s results excluding the impact of certain items, as it believes that these non-GAAP financial measures are useful for evaluating the Company’s core operating results and facilitating comparison across reporting periods. In addition, the accompanying press release presents “Adjusted Cash EPS”, which is a non-GAAP financial measure.  Adjusted Cash EPS represents net income adjusted for amortization expense related to intangible assets, in addition to the item adjusted for in Adjusted Income from Continuing Operations.  The Company believes that this measure is utilized by industry analysts in comparing the Company’s results to that of similar companies within our industry.  Importantly, the Company believes non-GAAP financial measures should be considered in addition to, and not in lieu of, GAAP financial measures.  The Company’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

About Par Pharmaceutical Companies, Inc.

Par Pharmaceutical Companies, Inc. is a U.S.-based specialty pharmaceutical company.  Through its wholly-owned subsidiary’s two operating divisions, Par Pharmaceutical and Strativa Pharmaceuticals, it develops, manufactures and markets higher-barrier-to-entry generic drugs and niche, innovative proprietary pharmaceuticals. For press release and other company information, visit www.parpharm.com.

Safe Harbor Statement

Certain statements in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  To the extent any statements made in this news release contain information that is not historical, these statements are essentially forward-looking and, as such, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of the Company, which could cause actual results and outcomes to differ materially from those expressed herein.  Risk factors that might affect such forward-looking statements include those set forth in Item 1A of the Company’s most recent Annual Report on Form 10-K in other of the Company’s filings with the SEC from time to time, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and on general industry and economic conditions.  Any forward-looking statements included in this news release are made as of the date hereof only, based on information available to the Company as of the date hereof, and, subject to any applicable law to the contrary, the Company assumes no obligation to update any forward-looking statements.

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PAR PHARMACEUTICAL COMPANIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share Data)

(Unaudited)

	September 30,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$ 177,080	$ 121,668
Available for sale marketable debt securities	42,717	39,525
Accounts receivable, net	99,991	154,837
Inventories	76,663	80,729
Prepaid expenses and other current assets	17,397	14,051
Deferred income tax assets	26,356	26,356
Income taxes receivable	9,636	9,005
Total current assets	449,840	446,171

Property, plant and equipment, net	73,497	74,696
Available for sale marketable debt and equity securities	300	475
Intangible assets, net	99,540	69,272
Goodwill	63,729	63,729
Other assets	3,187	989
Non-current deferred income tax assets, net	71,711	68,495
Total assets	$ 761,804	$ 723,827

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$ -	$ 46,175
Accounts payable	32,909	22,662
Payables due to distribution agreement partners	25,371	58,552
Accrued salaries and employee benefits	13,612	16,072
Accrued government pricing liabilities	35,126	24,713
Accrued expenses and other current liabilities	18,196	14,903
Total current liabilities	125,214	183,077

Long-term debt, less current portion	-	-
Other long-term liabilities	41,065	42,097
Commitments and contingencies	-	-

Stockholders' equity:
Common Stock, par value $0.01 per share, authorized 90,000,000 shares; issued
38,302,445 and 37,662,231 shares	383	377
Additional paid-in capital	355,707	331,667
Retained earnings	311,625	236,398
Accumulated other comprehensive gain	158	357
Treasury stock, at cost 2,901,267 and 2,815,879 shares	(72,348)	(70,146)
Total stockholders' equity	595,525	498,653
Total liabilities and stockholders’ equity	$ 761,804	$ 723,827

The accompanying notes are an integral part of these condensed consolidated financial statements.

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PAR PHARMACEUTICAL COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	October 3,	September 30,	October 3,
	2010	2009	2010	2009

Revenues:
Net product sales	$ 226,131	$ 290,961	$ 763,148	$ 891,333
Other product related revenues	8,309	3,841	18,698	11,505
Total revenues	234,440	294,802	781,846	902,838
Cost of goods sold	131,146	202,664	503,583	660,223
Gross margin	103,294	92,138	278,263	242,615
Operating expenses:
Research and development	10,145	6,458	37,457	19,567
Selling, general and administrative	50,302	45,306	140,402	122,383
Settlements and loss contingencies, net	2,312	62	(1,694)	(3,253)
Restructuring costs	-	(230)	-	1,252
Total operating expenses	62,759	51,596	176,165	139,949
Gain on sale of product rights and other	79	1,835	6,000	3,200
Operating income	40,614	42,377	108,098	105,866
Gain on bargain purchase	-	-	-	3,021
Gain on extinguishment of senior subordinated convertible notes	-	1,615	-	2,364
Gain (loss) on marketable securities and other investments, net	3,567	-	3,567	(55)
Interest income	341	504	942	2,328
Interest expense	(928)	(1,773)	(2,754)	(6,935)
Income from continuing operations before provision for income taxes	43,594	42,723	109,853	106,589
Provision for income taxes	12,933	16,209	34,731	39,833
Income from continuing operations	30,661	26,514	75,122	66,756
Discontinued operations:
Provision (benefit) for income taxes	127	176	(105)	528
(Loss) gain from discontinued operations	(127)	(176)	105	(528)
Net income	$ 30,534	$ 26,338	$ 75,227	$ 66,228

Basic earnings (loss) per share of common stock:
Income from continuing operations	$ 0.89	$ 0.79	$ 2.20	$ 1.98
(Loss) gain from discontinued operations	(0.00)	(0.01)	0.00	(0.02)
Net income	$ 0.89	$ 0.78	$ 2.20	$ 1.96

Diluted earnings (loss) per share of common stock:
Income from continuing operations	$ 0.86	$ 0.77	$ 2.12	$ 1.97
(Loss) gain from discontinued operations	(0.00)	(0.01)	0.00	(0.02)
Net income	$ 0.86	$ 0.76	$ 2.12	$ 1.95

Weighted average number of common shares outstanding:
Basic	34,310	33,710	34,117	33,647
Diluted	35,684	34,245	35,410	33,930

The accompanying notes are an integral part of these condensed consolidated financial statements.

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Reconciliation Between Reported (GAAP); Adjusted Income from Continuing Operations and “Cash EPS”
(In Thousands, Except Per Share Data)
(Unaudited)
	Three Months Ended
	September 30,	October 3,
	2010	2009
Income from Continuing Operations	$ 30,661	$ 26,514

Upfront and development milestone payments	2,000	-
Litigation settlement	2,250	-
Non-cash interest expense	533	982
Abrika earn-out payment	(3,567)	-
Restructuring costs	-	(230)
Sum of adjustments, pre-tax	$ 1,216	$ 752
Estimated tax on adjustments	(462)	(286)
Domestic manufacturing tax benefit	(2,009)	-
Adjusted Income from Continuing Operations (non-GAAP measure)	$ 29,406	$ 26,980

Amortization Expense	3,079	5,144
Estimated tax impact	(1,170)	(1,955)
Amortization Expense, net of tax	1,909	3,189
Adjusted Cash basis from Continuing Operations (non-GAAP measure)	31,315	30,169
“Cash EPS” from Continuing Operations (non-GAAP measure)	$ 0.88	$ 0.88

Diluted weighted average shares outstanding	35,684	34,245

	Nine Months Ended
	September 30,	October 3,
	2010	2009
Income from Continuing Operations	$ 75,122	$ 66,756

Upfront and development milestone payments	19,000	1,000
Non-cash interest expense	1,571	3,824
Litigation settlement	(1,880)	-
Abrika earn-out payment	(3,567)	-
Sale of product rights	(5,000)	-
Change in estimate related to final Pentech settlement	-	(3,412)
Gain on bargain purchase	-	(3,021)
Restructuring costs	-	1,252
Sum of adjustments, pre-tax	$ 10,124	($357)
Estimated tax on adjustments	(3,847)	136
Resolution of tax contingencies	(3,657)	-
Domestic manufacturing tax benefit	(2,009)	-
Adjusted Income from Continuing Operations (non-GAAP measure)	$ 75,733	$ 66,535

Amortization Expense	11,233	18,221
Estimated tax impact	(4,269)	(6,924)
Amortization Expense, net of tax	6,964	11,297
Adjusted Cash basis from Continuing Operations (non-GAAP measure)	82,697	77,832
“Cash EPS” from Continuing Operations (non-GAAP measure)	$ 2.34	$ 2.29

Diluted weighted average shares outstanding	35,410	33,930

The accompanying notes are an integral part of these condensed consolidated financial statements.

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